EXHIBIT 7


THE SECURITIES EVIDENCED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR ANY STATE OR OTHER SECURITIES LAWS. NEITHER THIS SECURITY NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT. THE HOLDER OF THIS SECURITY BY ITS ACCEPTANCE HEREOF (1) REPRESENTS THAT IT IS A "QUALIFIED INSTITUTIONAL BUYER" (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) OR AN "ACCREDITED INVESTOR" (AS DEFINED IN REGULATION D UNDER THE SECURITIES
ACT), (2) AGREES THAT IT WILL NOT PRIOR TO (X) THE DATE WHICH IS TWO YEARS (OR SHORTER PERIOD AS MAY BE PRESCRIBED BY RULE 144(K)(OR ANY SUCCESSOR PROVISION THEREOF) UNDER THE SECURITIES ACT) AFTER THE LATER OF THE ORIGINAL ISSUE DATE HEREOF (OR OF ANY PREDECESSOR OF THIS SECURITY) OR THE LAST DAY ON WHICH THE COMPANY OR ANY AFFILIATE OF THE COMPANY WAS THE OWNER OF THIS SECURITY OR ANY PREDECESSOR OF THIS SECURITY AND (Y) SUCH LATER DATE, IF ANY, AS MAY BE REQUIRED BY APPLICABLE LAWS (THE "RESALE RESTRICTION TERMINATION DATE"), OFFER, SELL OR OTHERWISE TRANSFER THIS SECURITY EXCEPT (A) TO THE ISSUER OR ITS SUBSIDIARY, (B) PURSUANT TO A REGISTRATION STATEMENT WHICH HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, (C) FOR SO LONG AS THE SECURITIES ARE ELIGIBLE FOR RESALE PURSUANT TO RULE 144A, TO A PERSON IT REASONABLY BELIEVES IS A "QUALIFIED INSTITUTIONAL BUYER" AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT THAT PURCHASES FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER TO WHOM NOTICE IS GIVEN THAT THE TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A OR (D) PURSUANT TO ANOTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND (3) AGREES THAT IT WILL GIVE TO EACH PERSON TO WHOM THIS SECURITY IS TRANSFERRED A NOTICE SUBSTANTIALLY TO THE EFFECT OF THIS LEGEND. IN CONNECTION WITH ANY TRANSFER OF THESE SECURITIES WITHIN THE TIME PERIOD REFERRED TO ABOVE, THE HOLDER MUST CHECK THE APPROPRIATE BOX SET FORTH ON THE REVERSE HEREOF RELATING TO THE MANNER OF SUCH TRANSFER AND SUBMIT THIS CERTIFICATE TO THE WARRANT AGENT. THIS LEGEND WILL BE REMOVED UPON THE REQUEST OF THE HOLDER AFTER THE RESALE RESTRICTION TERMINATION DATE.

                                                    CUSIP No. 045920 15 4

No. __                                       ________ Preference Warrants



                  PREFERENCE WARRANT CERTIFICATE

                       @ENTERTAINMENT, INC.


          This Preference Warrant Certificate certifies that ____________, or his registered assigns, is the registered holder of _____ Preference Warrants (the "PREFERENCE WARRANTS") to purchase an aggregate of _______ shares of Common Stock, par value $0.01 per share, issuable upon exercise of the Preference Warrants (the "PREFERENCE WARRANT SHARES") of @ENTERTAINMENT, INC., a Delaware corporation (the "COMPANY," which term includes its successors and assigns). Each Preference Warrant entitles the holder to purchase from the Company at any time from 9:00 a.m. New York City time on or after the Exercise Date until 5:00 p.m., New York City time, on February 1, 2010 (the "PREFERENCE EXPIRATION DATE"), 110 fully paid, registered and non-assessable Preference Warrant Shares, subject to adjustment as provided in Article V of the Preference Warrant Agreement, at a preference exercise price of $10.00 for each share purchased (the "PREFERENCE EXERCISE PRICE"); upon surrender of this Preference Warrant Certificate and payment of the Preference Exercise Price (i) in cash or by certified or official bank check, (ii) by a Cashless Exercise or (iii) by any combination of (i) and (ii), at any office or agency maintained for that purpose by the Company (the "PREFERENCE WARRANT EXERCISE OFFICE"), subject to the conditions set forth herein and in the Preference Warrant Agreement. For purposes of this Warrant, a "CASHLESS EXERCISE" shall mean an exercise of a Preference Warrant in accordance with the immediately following two sentences. To effect a Cashless Exercise, the holder may exercise a Preference Warrant or Preference Warrants without payment of the Preference Exercise Price in cash by surrendering such Preference Warrant or Preference Warrants (represented by one or more Preference Warrant Certificates) and in exchange therefor, receiving such number of shares of Common Stock equal to the product of (1) that number of shares of Common Stock for which such Preference Warrant or Preference Warrants are exercisable and which would be issuable in the event of an exercise with payment of the Preference Exercise Price and (2) the Cashless Exercise Ratio. The "CASHLESS EXERCISE RATIO" shall equal a fraction, the numerator of which is the excess of the Current Market Value (calculated as set forth in this Preference Warrant) per share of Common Stock on the date of exercise over the Preference Exercise Price per share of Common Stock as of the date of exercise and the denominator of which is the Current Market Value per share of Common Stock on the date of exercise. Upon surrender of a Preference Warrant Certificate representing more than one Preference Warrant in connection with the holder's option to elect a Cashless Exercise, the holder must specify the number of Preference Warrants for which such Preference Warrant Certificate is to be exercised (without giving effect to the Cashless Exercise). All provisions of the Preference Warrant Agreement shall be applicable with respect to a Cashless Exercise of a Preference Warrant Certificate for less than the full number of Preference Warrants represented thereby. Capitalized terms used herein without being defined herein shall have the definitions ascribed to such terms in the Preference Warrant Agreement.

          "CURRENT MARKET VALUE" per share of Common Stock of the Company or any other security at any date shall mean (i) if the security is not registered under the Exchange Act, (a) the value of the security, determined in good faith by the board of directors of the Company and certified in a board resolution, based on the most recently completed arm's-length transaction between the Company and a person other than an affiliate of the Company and the closing of which occurs on such date or shall have occurred within the six-month period preceding such date, or (b) if no such transaction shall have occurred on such date or within such six-month period, the fair market value of the security as determined by a nationally or regionally recognized Independent Financial Expert (as defined herein) (PROVIDED that in the case of the calculation of Current Market Value for determining the cash value of fractional shares, any such determination within six months that is, in the good faith judgment of the Board, a reasonable determination of value, may be utilized) or (ii)(a) if the security is registered under the Exchange Act, the average of the daily closing sales prices of the securities for the 20 consecutive trading days immediately preceding such date, or (b) if the security has been registered under the Exchange Act for less than 20 consecutive trading days before such date, then the average of the daily closing sales prices for all of the trading days before such date for which closing sales prices are available, in the case of each of (ii)(a) and (ii)(b), as certified by the president, the chief executive officer, any vice president or the chief financial officer of the Company in a writing delivered to the Preference Warrant Agent. The closing sales price for each such trading day shall be:
(A) in the case of a security listed or admitted to trading on any U.S. national securities exchange or quotation system, the closing sales price, regular way, on such day, or if no sale takes place on such day, the average of the closing bid and asked prices on such day, (B) in the case of a security not then listed or admitted to trading on any U.S. national securities exchange or quotation system, the last reported sale price on such day, or if no sale takes place on such day, the average of the closing bid and asked prices on such day, as reported by a reputable quotation source designated by the Company, (C) in the case of a security not then listed or admitted to trading on any U.S. national securities exchange or quotation system and as to which no such reported sale price or bid and asked prices are available, the average of the reported high bid and low asked prices on such day, as reported by a reputable quotation service, or a newspaper of general circulation in the Borough of Manhattan, The City and State of New York customarily published on each Business Day, designated by the Company, or, if there shall be no bid and asked prices on such day, the average of the high bid and low asked prices, as so reported, on the most recent day (not more than 30 days prior to the date in question) for which prices have been so reported and (D) if there are not bid and asked prices reported during the 30 days prior to the date in question, the Current Market Value shall be determined as if the securities were not registered under the Exchange Act.

          "INDEPENDENT FINANCIAL EXPERT" means a U.S. investment banking firm of national standing in the United States, (i) which does not, and whose directors, officers and employees or affiliates do not have a direct or indirect material financial interest for its proprietary account in the Company or any of its affiliates and (ii) which, in the judgment of the board of directors of the Company, is otherwise independent with respect to the Company and its affiliates and qualified to perform the task for which it is to be engaged.

          "PERSON" means any individual, corporation, limited liability company, partnership, joint venture, association, joint-stock company, trust, unincorporated organization or government or any agency or political subdivision thereof or any other entity, including any predecessor of any such entity.

          The Company has initially designated the principal corporate trust office of the Preference Warrant Agent in the Borough of Manhattan, The City of New York, as the initial Preference Warrant Agent Office. The number of shares of Common Stock issuable upon exercise of the Preference Warrants ("EXERCISE RATE") is subject to adjustment upon the occurrence of certain events set forth in the Preference Warrant Agreement.

          Any Warrants not exercised on or prior to 5:00 p.m., New York City time, on February 1, 2010 shall thereafter be void.

          If the Company in a single transaction or through a series of related transactions, consolidates with or merges with or into any other person or sells, assigns, transfers, leases, conveys or otherwise disposes of all or substantially all of its properties and assets to another person or group of affiliated persons or is a party to a merger or binding share exchange which reclassifies or changes its outstanding Common Stock (a "Fundamental Transaction"), as a condition to consummating any such transaction the person formed by or surviving any such consolidation or merger if other than the Company or the person to whom such transfer has been made (the "Surviving Person") shall enter into a supplemental preference warrant agreement. The supplemental preference warrant agreement shall provide (a) that the holder of a Preference Warrant then outstanding may exercise it for the kind and amount of securities, cash or other assets which such holder would have received immediately after the Fundamental Transaction if such holder had exercised the Preference Warrant immediately before the effective date of the transaction (regardless of whether the Preference Warrants were then exercisable and without giving effect to the Cashless Exercise option), assuming (to the extent applicable) that such holder (i) made no election with respect to the form of consideration payable in such transaction and (ii) was treated alike with the plurality of non-electing holders, and (b) that the Surviving Person shall succeed to and be substituted for every right and obligation of the Company in respect of the Preference Warrant Agreement and the Preference Warrants. The Surviving Person shall mail to holders of Preference Warrants at the addresses appearing on the Warrant Register a notice briefly describing the supplemental warrant agreement. If the issuer of securities deliverable upon exercise of Preference Warrants is an affiliate of the Surviving Person, that company shall join in the supplemental warrant agreement.

          Notwithstanding the foregoing, (i) if the Company enters into a Fundamental Transaction and the consideration payable to holders of the Common Stock (or other securities) issuable or deliverable upon exercise of the Preference Warrants in connection with such Fundamental Transaction consists solely of cash or (ii) there is a dissolution, liquidation or winding up of the issuer, then the holders of Preference Warrants shall be entitled to receive distributions on the date of such event on an equal basis with holders of Common Stock (or other securities issuable or delivered upon exercise of the Preference Warrants) as if the Preference Warrants had been exercised immediately prior to such event, less the Exercise Price therefor. Upon receipt of such payment, if any, the rights of a holder of a Preference Warrant shall terminate and cease and such holder's Preference Warrants shall expire.

          Reference is hereby made to the further provisions on the reverse hereof which provisions shall for all purposes have the same effect as though fully set forth at this place.

          This Preference Warrant Certificate shall not be valid unless authenticated by the Preference Warrant Agent, as such term is used in the Preference Warrant Agreement.

          The Holders of Preference Warrants have agreed with the Company that while they may exercise their Preference Warrants at any time, in whole or in part, prior to the Preference Expiration Date, such Holder of Preference Warrants will not be allowed to sell or otherwise dispose of the Preference Warrant Shares prior to one year from the date hereof.

          THIS PREFERENCE WARRANT CERTIFICATE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

          WITNESS the facsimile seal of the Company and facsimile signatures of its duly authorized officers.

Dated: January 27, 1999

                              @ENTERTAINMENT, INC.


                              By:
                                   ------------------------------------
                                   Name:
                                   Title:


                              By:  ------------------------------------
                                   Name:
                                   Title:



Certificate of Authentication:
This is one of the Preference Warrants
referred to in the within
mentioned Preference Warrant Agreement:

BANKERS TRUST COMPANY,
   Preference Warrant Agent

By:
    -----------------------------------
    Authorized Signatory

                       @ENTERTAINMENT, INC.


          The Preference Warrants evidenced by this Preference Warrant Certificate are part of a duly authorized issue of Preference Warrants expiring at 5:00 p.m., New York City time, on February 1, 2010 (the "PREFERENCE EXPIRATION DATE"). Each Preference Warrant represents the right to purchase at any time on or after the Preference Exercise Date (as defined in the Preference Warrant Agreement) and on or prior to the Preference Expiration Date 110 Preference Warrant Shares, subject to adjustment as set forth in the Preference Warrant Agreement. The Preference Warrants are issued pursuant to a Preference Warrant Agreement dated as of January 27, 1999 (the "PREFERENCE WARRANT AGREEMENT"), duly executed and delivered by the Company to Bankers Trust Company, as Preference Warrant Agent (the "PREFERENCE WARRANT AGENT"), which Preference Warrant Agreement is hereby incorporated by reference in and made a part of this instrument and is hereby referred to for a description of the rights, limitation of rights, obligations, duties and immunities thereunder of the Preference Warrant Agent, the Company and the holders (the words "HOLDERS" or "HOLDER" meaning the registered holders or registered holder) of the Preference Warrants.

          Preference Warrants may be exercised by (i) surrendering at any Preference Warrant Exercise Office this Preference Warrant Certificate with the form of Election to Exercise set forth hereon duly completed and executed and (ii) to the extent such exercise is not being effected through a Cashless Exercise by paying in full, in cash or by certificated or official bank check, the Warrant Preference Exercise Price for each such Preference Warrant exercised and any other amounts required to be paid pursuant to the Preference Warrant Agreement.

          If all of the items referred to in the last sentence of the preceding paragraph are received by the Preference Warrant Agent at or prior to 11:00 a.m., New York City time, on a Business Day, the exercise of the Preference Warrant to which such items relate will be effective on such Business Day. If any items referred to in the last sentence of the preceding paragraph are received after 11:00 a.m., New York City time, on a Business Day, the exercise of the Preference Warrants to which such item relates will be deemed to be effective on the next succeeding Business Day. Notwithstanding the foregoing, in the case of an exercise of Preference Warrants on February 1, 2010, if all of the items referred to in the last sentence of the preceding paragraph are received by the Preference Warrant Agent at or prior to 5:00 p.m., New York City time, on such Preference Expiration Date, the exercise of the Preference Warrants to which such items relate will be effective on the Preference Expiration Date.

          As soon as practicable after the exercise of any Preference Warrant or Preference Warrants, the Company shall issue or cause to be issued to or upon the written order of the registered holder of this Preference Warrant Certificate, a certificate or certificates evidencing such Preference Warrant Share or Preference Warrant Shares to which such holder is entitled, in fully registered form, registered in such name or names as may be directed by such holder pursuant to the Election to Exercise, as set forth on the reverse of this Preference Warrant Certificate. Such certificate or certificates evidencing the Preference Warrant Share or Preference Warrant Shares shall be deemed to have been issued and any persons who are designated to be named therein shall be deemed to have become the holder of record of such Preference Warrant Share or Preference Warrant Shares as of the close of business on the date upon which the exercise of this Preference Warrant was deemed to be effective as provided in the preceding paragraph.

          The Company shall not be required to issue fractional Preference Warrant Shares upon exercise of the Preference Warrants or distribute Preference Warrant Certificates that evidence fractional Preference Warrant Shares. In lieu of fractional Preference Warrant Shares, there shall be paid to the registered Holder of this Preference Warrant Certificate at the time such Preference Warrant Certificate is exercised an amount in cash equal to the same fraction of the Current Market Value per share of Common Stock on the Business Day preceding the date this Preference Warrant Certificate is surrendered for exercise.

          Preference Warrant Certificates, when surrendered at any office or agency maintained by the Company for that purpose by the registered holder thereof in person or by legal representative or attorney duly authorized in writing, may be exchanged for a new Preference Warrant Certificate or new Preference Warrant Certificates evidencing in the aggregate a like number of Preference Warrants, in the manner and subject to the limitations provided in the Preference Warrant Agreement, without charge except for any tax or other governmental charge imposed in connection therewith.

          Upon due presentment for registration of transfer of this Preference Warrant Certificate at any office or agency maintained by the Company for that purpose, a new Preference Warrant Certificate evidencing in the aggregate a like number of Preference Warrants shall be issued to the transferee in exchange for this Preference Warrant Certificate, subject to the limitations provided in the Preference Warrant Agreement, without charge except for any tax or other governmental charge imposed in connection therewith.

          The Company and the Preference Warrant Agent may deem and treat the registered holder hereof as the absolute owner of this Preference Warrant Certificate (notwithstanding any notation of ownership or other writing hereon made by anyone) for the purpose of any exercise hereof and for all other purposes, and neither the Company nor the Preference Warrant Agent shall be affected by any notice to the contrary.

          The term "Business Day" shall mean any day on which (i) banks in The City of New York, (ii) the principal U.S. securities exchange or market, if any, on which any Common Stock is listed or admitted to trading and (iii) the principal U.S. securities exchange or market, if any, on which the Preference Warrants are listed or admitted to trading, are open for business.